SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 26, 2003

INTERNATIONAL MULTIFOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6699	41-0871880
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Cheshire Lane, Suite 300, Minnetonka, Minnesota		55305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (952) 594-3300

Not applicable

(Former name or former address, if changed since last report)

Item 7.            Financial Statements and Exhibits.

(c)                                       Exhibits.

99.1       Press release of International Multifoods Corporation dated June 26, 2003.

Item 9.                                   Regulation FD Disclosure (Information is being provided under Item 12, Results of Operations and Financial Condition).

On June 26, 2003, International Multifoods Corporation (the “Company”) reported its financial results for it’s first quarter ended May 31, 2003.  See the Company’s press release dated June 26, 2003, which is furnished as Exhibit 99.1 and incorporated by reference in this Current Report on Form 8-K.

The press release includes presentations of earnings before unusual and one-time items and free cash flow, both of which are non-GAAP financial measures.  Presenting earnings before unusual and one-time items provides insight into the results of operations of the Company and facilitates comparisons between the results of operations of the Company for the current, past and future periods.  Free cash flow measures available cash flow from operations after capital expenditures.  Presenting free cash flow provides insight into the amount of cash available to fund such things as debt reduction or acquisitions.  Management believes that the presentations of earnings before unusual and one-time items and free cash flow are useful to investors for these reasons.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MULTIFOODS CORPORATION

Date: June 26, 2003	By	/s/ John E. Byom
John E. Byom
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

99.1                           Press release of International Multifoods Corporation dated June 26, 2003.